BRAZE REPORTS STRONG FISCAL SECOND QUARTER 2027 RESULTS

Achieves 26% year-over-year revenue growth in the fiscal second quarter of 2027

Generated record second quarter cash from operations of $24 million and free cash flow of $22 million

Preparing to host flagship customer engagement conference, Braze Forge 2026, September 28-30 in Las Vegas

NEW YORK -- (BUSINESSWIRE) -- September 8, 2026 -- Braze (Nasdaq: BRZE) the leading customer engagement platform that empowers brands to Be Absolutely EngagingTM, today announced results for its fiscal quarter ended July 31, 2026.

"Our strong second quarter results underscore the essential role Braze plays for brands globally, delivering 26% year-over-year revenue growth alongside improving operating leverage and record second quarter free cash flow," said Bill Magnuson, Cofounder and CEO of Braze. "As customers across every size, industry, and region demand proof of ROI, adoption of our AI solutions, including BrazeAI Operator™, BrazeAI Agent Console™, and BrazeAI Decisioning Studio™, is accelerating. By consistently turning engagement into measurable business impact, Braze is becoming the global standard for cultivating long-term customer loyalty. We look forward to seeing the industry's most sophisticated marketers later this month at Forge 2026 in Las Vegas. Our technology is made for this moment, and so are they. All that's left is to teach them to fly: acting faster, deciding smarter, and creating customer experiences that land."

Fiscal Second Quarter 2027 Financial Highlights

•Revenue was $227.2 million compared to $180.1 million in the second quarter of the fiscal year ended January 31, 2026, up 26.2% year-over year, driven primarily by new customers, upsells and renewals.
•Subscription revenue in the quarter was $207.7 million compared to $171.8 million in the second quarter of the fiscal year ended January 31, 2026, and professional services and other revenue was $19.6 million compared to $8.3 million in the second quarter of the fiscal year ended January 31, 2026.
•Remaining performance obligations as of July 31, 2026 were $1,092.5 million, of which $691.1 million is current, which the company defines as less than one year.
•GAAP gross margin was 66.8% compared to 67.7% in the second quarter of the fiscal year ended January 31, 2026.
•Non-GAAP gross margin was 68.6% compared to 69.3% in the second quarter of the fiscal year ended January 31, 2026.
•Dollar-based net retention for all customers for the trailing 12 months ended July 31, 2026 and July 31, 2025 was 110% and 108%, respectively; dollar-based net retention for customers with annual recurring revenue (ARR) of $500,000 or more was 112% compared to 111% in the second quarter of the fiscal year ended January 31, 2026.
•Total customers increased to 2,789 as of July 31, 2026 from 2,422 as of July 31, 2025; 361 of the company’s customers had ARR of $500,000 or more as of July 31, 2026, compared to 282 customers as of July 31, 2025.

•GAAP operating loss was $18.1 million compared to an operating loss of $38.8 million in the second quarter of the fiscal year ended January 31, 2026. A primary contributor to the operating loss in the quarter included $35.7 million of stock-based compensation expense.
•Non-GAAP operating income was $22.0 million compared to a non-GAAP operating income of $6.0 million in the second quarter of the fiscal year ended January 31, 2026.
•GAAP net loss per share attributable to Braze common stockholders, basic and diluted, of $0.17 based on 111.3 million weighted average shares outstanding in the second quarter of fiscal year ending January 31, 2027, compared to GAAP net loss per share attributable to Braze common stockholders, basic and diluted, of $0.26, based on 106.8 million weighted average shares outstanding in the second quarter of the fiscal year ended January 31, 2026.
•Non-GAAP net income per share attributable to Braze common stockholders, diluted, was $0.19 based on 114.2 million weighted average shares outstanding in the second quarter of fiscal year ending January 31, 2027, compared to non-GAAP net income per share attributable to Braze common stockholders, diluted, of $0.15 based on 109.8 million weighted average shares outstanding in the second quarter of the fiscal year ended January 31, 2026.
•Net cash provided by operating activities was $24.2 million compared to net cash provided by operating activities of $7.0 million in the second quarter of the fiscal year ended January 31, 2026.
•Free cash flow was $21.7 million compared to $3.5 million in the second quarter of the fiscal year ended January 31, 2026.
•Total cash and cash equivalents, restricted cash, and marketable securities was $413.9 million as of July 31, 2026 compared to $415.9 million as of January 31, 2026.

Recent Business Highlights

•Notable new business wins and existing customer expansions in the quarter included Boots Thailand, Chime, David Jones, Foxtel Group, Insurify - the leading U.S. insurance marketplace, Omaze UK, Property Finder, and Wilson Sporting Goods.
•At Cannes Lions International Festival of Creativity, Braze engaged with hundreds of attendees including guests, reporters and partners to explore how data and BrazeAI™ fuel personalization, customer engagement, and creative orchestration.
•Released fifth annual Environmental, Social, and Governance (ESG) Report, showcasing continued commitment to building a more equitable and sustainable future. Highlights include an 18% reduction in emissions year-over-year in FY’26 and surpassing $4.4 million in charitable grants to more than 200 nonprofits and charitable organizations to date.
•Welcomed 10 startups to the sixth cohort of Braze's product grant program, Tech for an Equitable Future, which equips founders with enterprise-grade customer engagement technology to build stronger customer relationships, drive revenue, and accelerate growth.
•Earned multiple recognitions for fostering an exceptional work environment globally including Fortune Best Large Workplaces in New York™ 2026, UK's Best Large Workplaces for Development™ 2026, UK’s Best Large Workplaces for Wellbeing™ 2026, UK’s Best Large Workplaces for Women™ 2026, and Australia’s Best Workplaces™ in Technology 2026.
•Preparing to host Braze Forge 2026, taking place September 28-30 in Las Vegas, Braze's flagship customer engagement conference where marketers and technologists will gain hands-on AI experience, sharpen their skills, and explore the ideas, technologies, and strategies defining the future of customer engagement.

Innovations and Partnerships

•Expanded BrazeAI Operator™ to take action across the full Braze platform, including the ability to build new Canvas steps from conversational prompts, making it easier for marketers to create sophisticated customer journeys that reflect both customer needs and business goals. Users can also easily select pre-built Agents with Operator with pre-filled prompts and instructions, allowing them to deploy sophisticated Agents in minutes.
•Brought Braze Surveys' native, code-free surveys to landing pages and in-app messages, giving marketers more places to collect qualitative, zero-party feedback and act on it without leaving Braze.

•Entered a 3-year Strategic Collaboration Agreement (SCA) with AWS, a construct used to equip select partners with the resources, support, and funding needed to scale globally. This elevates Braze’s collaboration with AWS, unlocking a dedicated co-sell motion, joint go-to-market commitment, and incentives for AWS sellers to bring Braze into their accounts.
•Recognized as an AWS Media & Entertainment Competency Partner, highlighting Braze's deep technical expertise helping the world’s leading media and entertainment brands orchestrate real-time, cross-channel experiences that drive streaming minutes, boost subscriber retention, and maximize lifetime value.
•Announced a broader bi-directional integration with Databricks CustomerLake, the Agentic CDP built natively on the Lakehouse, enabling joint customers to activate governed audiences to Braze and share engagement signals back to Databricks through Open Sharing, reducing reliance on standalone middleware and delivering a composable solution for customer engagement.
•Named Snowflake's 2026 Asia-Pacific & Japan (APJ) Product Growth Partner of the Year and recognized as a Leader in Snowflake's Modern Marketing Data Stack (MMDS) report for the fifth consecutive year, reflecting a shared commitment to serving customers with the tools they need to deliver exceptional engagement at scale.

Management Team Updates

•Pearce Dolan joined the company as Chief Product Officer on August 24, 2026 to lead product strategy and vision, accelerating Braze's momentum at the frontier of AI-driven customer engagement. Mr. Dolan brings nearly 20 years of experience in product and technology, having held leadership positions at several hypergrowth tech startups spanning early stage through $10B+ valuations.

Financial Outlook

Braze is initiating guidance for the fiscal third quarter ending October 31, 2026, and updating guidance for the fiscal year ending January 31, 2027.

Metric (in millions, except per share amounts)	FY 2027 Q3 Guidance	FY 2027 Guidance
Revenue	$229.0 - $230.0	$910.0 - 913.0
Non-GAAP operating income	$16.0 - 17.0	$75.5 - 76.5
Non-GAAP net income	$15.0 - 16.0	$72.5 - 73.5
Non-GAAP net income per share, diluted	$0.13 - 0.14	$0.64 - 0.65
Weighted average common shares used in computing non-GAAP net income per share, diluted	~114.5	~114.0

Braze has not reconciled its guidance as to non-GAAP operating income, non-GAAP net income or non-GAAP net income per share, diluted, to their most directly comparable GAAP measures as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in Braze’s stock price. Accordingly, reconciliations are not available without unreasonable effort, although it is important to note that these factors could be material to Braze’s results calculated in accordance with GAAP.

Conference Call Information:

What: Braze Fiscal Second Quarter 2027 Financial Results Conference Call
When: Tuesday, September 8th at 4:30 pm EDT / 1:30 pm PDT
Webcast & Supplemental Data: investors.braze.com
Replay: A webcast replay will be available on Braze’s investor site at investors.braze.com.

Supplemental and Other Financial Information

Supplemental information, including an accompanying financial presentation and other information can be accessed through Braze’s investor website at investors.braze.com.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per share, basic and diluted, and non-GAAP free cash flow. Braze defines non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP operating margin, and non-GAAP net income (loss) as the respective GAAP balances, adjusted for stock-based compensation expense, employer taxes related to stock-based compensation, charitable contribution expense, acquisition related expense, and amortization of intangible assets. Braze defines non-GAAP free cash flow as net cash provided by (used in) operating activities, minus purchases of property and equipment and minus capitalized internal-use software costs. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Braze uses this non-GAAP financial information internally in analyzing its financial results and believes that this non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles in the United States (GAAP), and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in Braze’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by Braze’s management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below in the financial statement tables included below in this press release for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Braze encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly and fiscal year financial results, including this press release, and not to rely on any single financial measure to evaluate Braze’s business.

Definition of Other Business Metrics

Customer: Braze defines a customer, as of period end, as the separate and distinct, ultimate parent-level entity that has an active subscription with Braze to use its products. A single organization could have multiple distinct contracting divisions or subsidiaries, all of which together would be considered a single customer.

Annual Recurring Revenue (ARR): Braze defines ARR as the annualized value of customer subscription contracts, including certain premium professional services that are subject to contractual subscription terms, as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms (including contracts for which Braze is negotiating a renewal). Braze’s calculation of ARR is not adjusted for the impact of any known or projected future events (such as customer cancellations, expansion or contraction of existing customers relationships or price increases or decreases) that may cause any such contract not to be renewed on its existing terms. ARR may decline or fluctuate as a result of a number of factors, including customers’ satisfaction or dissatisfaction with Braze’s products and professional services, pricing, competitive offerings, economic conditions or overall changes in Braze’s customers’ spending levels. ARR should be viewed independently of revenue and does not represent Braze’s GAAP revenue on an annualized basis or a forecast of revenue, as it is an operating metric that can be impacted by contract start and end dates and renewal rates.

Dollar-Based Net Retention Rate: Braze calculates dollar-based net retention rate as of a period end by starting with the ARR from a cohort of customers as of 12 months prior to such period-end (the Prior Period ARR). Braze then calculates the ARR from the same cohort of customers as of the end of the current period (the Current Period ARR). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months, but excludes ARR from new customers in the current period. Braze then divides the total Current Period ARR by the total Prior Period ARR to arrive at the point-in-time dollar-based net retention rate. Braze then calculates the weighted average point-in-time dollar-based net retention rates as of the last day of each month in the current trailing 12-month period to arrive at the dollar-based net retention rate.

Organic Revenue: Braze defines organic revenue as total GAAP revenue, less GAAP revenue generated from business units acquired within the prior 12 months.

Remaining Performance Obligations: The transaction price allocated to remaining performance obligations represents amounts under non-cancelable contracts expected to be recognized as revenue in future periods, and may be influenced by several factors, including seasonality, the timing of renewals, the timing of service delivery and contract terms. Unbilled portions of the remaining performance obligation are subject to future economic risks including bankruptcies, regulatory changes and other market factors.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Braze’s financial outlook for the third quarter of and the full fiscal year ending January 31, 2027, the anticipated performance of and customer value from its products and features, including its BrazeAI products and features, and its future business strategies and plans. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “hope,” “intend,” “may,” “might,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will” and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on Braze’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Braze’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: (1) the extent to which Braze achieves anticipated financial targets; (2) Braze’s ability to realize its broader strategic and operating objectives; (3) unstable market and economic conditions may have serious adverse consequences on Braze’s business, financial condition and share price; (4) Braze’s recent rapid revenue growth may not be indicative of its future revenue growth; (5) Braze’s history of operating losses; (6) Braze’s limited operating history at its current scale; (7) Braze’s ability to successfully manage its growth; (8) the accuracy of estimates of market opportunity and forecasts of market growth and the impact of global and domestic socioeconomic events on Braze’s business; (9) Braze’s ability and the ability of its platform to adapt and respond to changing customer or consumer needs, requirements or preferences; (10) Braze’s ability to attract new customers and renew existing customers; (11) the competitive markets in which Braze participates and the intense competition that it faces; (12) Braze’s ability to adapt and respond effectively to rapidly changing technology, evolving cybersecurity and data privacy risks, evolving industry standards or changing regulations; and (13) Braze’s reliance on third-party providers of cloud-based infrastructure; as well as other risks and uncertainties discussed in the “Risk Factors” section of Braze’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 25, 2026 and other subsequent filings Braze makes with the SEC from time to time, including Braze’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2026 that will be filed with the SEC. The forward-looking statements included in this press release represent Braze’s views only as of the date of this press release and Braze assumes no obligation, and does not intend to update these forward-looking statements, except as required by law.

Operational Data

Operational and other internal data included in this press release is approximate and is based on various assumptions. This data is tracked with internal systems and tools that are not independently verified by any third party, and is accordingly subject to adjustment. The methodology underlying the data included in this press release may vary from prior years and prior year results may not be directly comparable to current results.

About Braze

Braze is the leading customer engagement platform that empowers brands to Be Absolutely Engaging™. Braze helps brands deliver great customer experiences that drive value both for consumers and for their businesses. Built on a foundation of composable intelligence, BrazeAI™ allows marketers to combine and activate AI agents, models, and features at every touchpoint throughout the Braze Customer Engagement Platform for smarter, faster, and more meaningful customer engagement. From cross-channel messaging and journey orchestration to Al-powered decisioning and optimization, Braze enables companies to turn action into interaction through autonomous, 1:1 personalized experiences. The company has been consistently recognized as a Leader in marketing technology by industry analysts, and was named a G2 “Best of Marketing and Digital Advertising Software Product” in 2026. Braze was also named a 2026 Best Places to Work by Built In, a 2025 America’s Greenest Companies by Newsweek, and a 2025 Fortune Best Workplace in Technology™ by Great Place To Work®. The company is headquartered in New York with 15 offices across the Americas, EMEA, and APAC. Learn more at braze.com.

Braze uses its Investor website at investors.braze.com as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor its investor relations website in addition to following its press releases, blog posts on its website (braze.com), SEC filings and public conference calls and webcasts.

Selected Financial Data

BRAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025

Revenue	$227,230	$180,111	$438,229	$342,170
Cost of revenue (1)(2)(5)	75,374	58,221	147,710	109,078
Gross Profit	151,856	121,890	290,519	233,092

Operating expenses:
Sales and marketing (1)(2)(5)	92,878	82,599	182,066	156,726
Research and development (1)(2)	45,275	41,250	91,375	78,047
General and administrative (1)(2)(3)(4)(5)	31,826	36,794	62,715	77,294
Total operating expenses	169,979	160,643	336,156	312,067
Loss from operations	(18,123)	(38,753)	(45,637)	(78,975)
Other income, net	2,299	3,983	5,749	9,635
Loss before provision for income taxes	(15,824)	(34,770)	(39,888)	(69,340)
Provision for (benefit from) income taxes	2,484	(7,007)	3,912	(5,936)
Net loss	(18,308)	(27,763)	(43,800)	(63,404)
Net income attributable to redeemable non-controlling interest	545	136	1,644	281
Net loss attributable to Braze, Inc.	$(18,853)	$(27,899)	$(45,444)	$(63,685)

Net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	$(0.17)	$(0.26)	$(0.41)	$(0.60)
Weighted-average shares used to compute net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	111,252	106,807	111,028	105,858

(1) Includes stock-based compensation as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Cost of revenue	$1,383	$1,348	$2,589	$2,425
Sales and marketing	13,014	12,138	23,598	22,149
Research and development	14,785	14,091	29,425	25,427
General and administrative	6,479	11,972	13,650	19,947
Total stock-based compensation expense	$35,661	$39,549	$69,262	$69,948
(2) Includes employer taxes related to stock-based compensation as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Cost of revenue	$184	$55	$215	$115
Sales and marketing	75	298	268	711
Research and development	388	418	695	1,162
General and administrative	202	335	341	548
Total employer taxes related to stock-based compensation expense	$849	$1,106	$1,519	$2,536
(3) Includes 1% Pledge charitable donation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
General and administrative	$583	$751	$1,083	$1,860
(4) Includes acquisition related expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
General and administrative	$102	$1,403	$274	$11,423
(5) Includes amortization of intangible assets acquired in the acquisition expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025
Cost of revenue	$2,363	$1,575	$4,725	$1,575
Sales and marketing	450	325	1,050	325
General and administrative	78	86	156	187
Total amortization of intangible assets	$2,891	$1,986	$5,931	$2,087

BRAZE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share and per share amounts)

	July 31, 2026	January 31, 2026
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$166,770	$124,342
Restricted cash, current	566	566
Accounts receivable, net of allowance of $1,469 and $1,934, respectively	112,474	122,350
Marketable securities	243,099	287,580
Prepaid expenses and other current assets	47,089	33,088
Total current assets	569,998	567,926
Restricted cash, noncurrent	3,430	3,430
Property and equipment, net	41,933	43,517
Finance lease right-of-use assets	15,213	—
Operating lease right-of-use assets	71,561	72,011
Deferred contract costs	106,812	100,738
Goodwill	262,120	261,857
Intangible assets, net	55,556	61,487
Other assets	4,742	2,791
TOTAL ASSETS	$1,131,365	$1,113,757
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,535	$1,562
Accrued expenses and other current liabilities	79,231	95,023
Deferred revenue	346,716	304,560
Finance lease liabilities, current	4,209	—
Operating lease liabilities, current	18,722	19,269
Total current liabilities	450,413	420,414
Finance lease liabilities, noncurrent	11,053	—
Operating lease liabilities, noncurrent	62,423	63,385
Other long-term liabilities	5,247	5,802
TOTAL LIABILITIES	529,136	489,601
COMMITMENTS AND CONTINGENCIES (Note 13)
Redeemable non-controlling interest (Note 4)	2,033	389
STOCKHOLDERS’ EQUITY
Class A common stock, $0.0001 par value; 2,000,000,000 and 2,000,000,000 shares authorized as of July 31, 2026 and January 31, 2026, respectively; 113,080,499 and 112,770,651 shares issued and outstanding as of July 31, 2026 and January 31, 2026, respectively	11	11
Additional paid-in capital	1,364,196	1,340,091
Accumulated other comprehensive income (loss)	(444)	1,788
Accumulated deficit	(763,567)	(718,123)
TOTAL STOCKHOLDERS’ EQUITY	600,196	623,767
TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS’ EQUITY	$1,131,365	$1,113,757

BRAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Six Months Ended July 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss (including amounts attributable to redeemable non-controlling interest)	$(43,800)	$(63,404)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	71,508	68,198
Amortization of deferred contract costs	25,138	19,451
Depreciation and amortization	12,566	7,372
Provision for credit losses	(140)	600
Value of common stock donated to charity	1,083	1,860
Accretion of discount on marketable securities	(144)	(654)
Non-cash foreign exchange loss	151	209
Deferred tax asset	(263)	—
Other	17	28
Changes in operating assets and liabilities:
Accounts receivable	9,891	11,549
Prepaid expenses and other current assets	(14,042)	5,036
Deferred contract costs	(31,266)	(24,814)
ROU assets and liabilities	(693)	(314)
Other assets	(1,957)	(8,451)
Accounts payable	(133)	(1,159)
Accrued expenses and other current liabilities	(15,270)	1,218
Deferred revenue	42,465	14,493
Other long-term liabilities	(2,773)	(122)
Net cash provided by operating activities	52,338	31,096
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition, net of cash acquired	—	(181,200)
Purchases of property and equipment	(1,278)	(2,826)
Capitalized internal-use software costs	(2,525)	(1,865)
Purchases of marketable securities	(57,965)	(75,115)
Maturities of marketable securities	58,865	102,540
Return of principal on marketable securities	41,674	120,753
Net cash provided by / (used in) investing activities	38,771	(37,713)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of common stock options	982	3,201
Proceeds from stock associated with employee stock purchase plan	4,745	4,882
Repayments of finance lease - principal	(245)	—
Tax withholding related to net share settlements of stock-based compensation awards	(3,616)	—
Repurchase of common stock	(50,000)	—
Net cash provided by / (used in) financing activities	(48,134)	8,083
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(547)	642
Net change in cash, cash equivalents, and restricted cash	42,428	2,108
Cash, cash equivalents, and restricted cash, beginning of period	128,338	83,592
Cash, cash equivalents, and restricted cash, end of period	$170,766	$85,700

BRAZE, INC.
U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS
(in thousands, except per share amounts)

The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

Reconciliation of GAAP to Non-GAAP Gross Margin	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025

Gross Profit	$151,856	$121,890	$290,519	$233,092
Plus:
Stock-based compensation expense	1,383	1,348	2,589	2,425
Employer taxes related to stock-based compensation expense	184	55	215	115
Amortization of intangibles expense	2,363	1,575	4,725	1,575
Non-GAAP gross profit	$155,786	$124,868	$298,048	$237,207
GAAP gross margin	66.8%	67.7%	66.3%	68.1%
Non-GAAP gross margin	68.6%	69.3%	68.0%	69.3%

Reconciliation of GAAP to Non-GAAP Operating Expenses	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025

GAAP sales and marketing expense	$92,878	$82,599	$182,066	$156,726
Less:
Stock-based compensation expense	13,014	12,138	23,598	22,149
Employer taxes related to stock-based compensation expense	75	298	268	711
Amortization of intangibles expense	450	325	1,050	325
Non-GAAP sales and marketing expense	$79,339	$69,838	$157,150	$133,541

GAAP research and development expense	$45,275	$41,250	$91,375	$78,047
Less:
Stock-based compensation expense	14,785	14,091	29,425	25,427
Employer taxes related to stock-based compensation expense	388	418	695	1,162
Non-GAAP research and development expense	$30,102	$26,741	$61,255	$51,458

GAAP general and administrative expense	$31,826	$36,794	$62,715	$77,294
Less:
Stock-based compensation expense	6,479	11,972	13,650	19,947
Employer taxes related to stock-based compensation expense	202	335	341	548
1% Pledge charitable contribution expense	583	751	1,083	1,860
Acquisition related expense	102	1,403	274	11,423
Amortization of intangibles expense	78	86	156	187
Non-GAAP general and administrative expense	$24,382	$22,247	$47,211	$43,329

Reconciliation of GAAP to Non-GAAP Operating Income	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025

Loss from operations	$(18,123)	$(38,753)	$(45,637)	$(78,975)
Plus:
Stock-based compensation expense	35,661	39,549	69,262	69,948
Employer taxes related to stock-based compensation expense	849	1,106	1,519	2,536
1% Pledge charitable contribution expense	583	751	1,083	1,860
Acquisition related expense	102	1,403	274	11,423
Amortization of intangibles expense	2,891	1,986	5,931	2,087
Non-GAAP income from operations	$21,963	$6,042	$32,432	$8,879
GAAP operating margin	(8.0)%	(21.5)%	(10.4)%	(23.1)%
Non-GAAP operating margin	9.7%	3.4%	7.4%	2.6%

Reconciliation of GAAP to Non-GAAP Net Income	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025

Net loss attributable to Braze, Inc.	$(18,853)	$(27,899)	$(45,444)	$(63,685)
Plus:
Stock-based compensation expense	35,661	39,549	69,262	69,948
Employer taxes related to stock-based compensation expense	849	1,106	1,519	2,536
1% Pledge charitable contribution expense	583	751	1,083	1,860
Acquisition related expense	102	1,403	274	11,423
Amortization of intangibles expense	2,891	1,986	5,931	2,087
Non-GAAP net income attributable to Braze, Inc. (1)	$21,233	$16,896	$32,625	$24,169

Non-GAAP net income per share attributable to Braze, Inc. common stockholders, basic	$0.19	$0.16	$0.29	$0.23
Non-GAAP net income per share attributable to Braze, Inc. common stockholders, diluted	$0.19	$0.15	$0.29	$0.22
Weighted-average shares used to compute net income per share attributable to Braze, Inc. common stockholders, basic	111,252	106,807	111,028	105,858
Weighted-average shares used to compute net income per share attributable to Braze, Inc. common stockholders, diluted	114,203	109,771	113,207	108,904

(1) Assumes no non-GAAP tax expenses associated with the non-GAAP adjustment. While the Company generated non-GAAP operating income during the fiscal year ended January 31, 2026, the Company has available deferred tax assets sufficient to offset such non-GAAP tax expense.

Reconciliation of GAAP Cash Flow from Operating Activities to Non-GAAP Free Cash Flow	Three Months Ended July 31,		Six Months Ended July 31,
	2026	2025	2026	2025

Net cash provided by operating activities	$24,212	$6,952	$52,338	$31,096
Less:
Purchases of property and equipment	(1,170)	(2,609)	(1,278)	(2,826)
Capitalized internal-use software costs	(1,298)	(810)	(2,525)	(1,865)
Non-GAAP free cash flow	$21,744	$3,533	$48,535	$26,405

Contact Information

Investors:
Christopher Ferris
IR@braze.com
(609) 964-0585

Media:
Steve Ballerini
Press@braze.com

Source: Braze, Inc.

Braze is a registered trademark of Braze, Inc.
All product and company names herein may be trademarks of their registered owners.